EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Captaris to Acquire Castelle

Bellevue, Wash. and Morgan Hill, Calif., April 26, 2007 — Captaris, Inc. (NASDAQ: CAPA), a leading provider of software products that automate document-centric business processes today announced a definitive agreement for Captaris to acquire all of the outstanding stock of Castelle (NASDAQ: CSTL). For the year ended December 31, 2006, Castelle reported revenue of $10.6 million, net income of $0.7 million and operating cash flow of $1.7 million.

Under the terms of the definitive agreement, which has been unanimously approved by both boards of directors, Captaris will pay $3.95 per share in cash, or approximately $10.8 million net of an agreed upon closing cash balance for Castelle of $7.4 million. The purchase price per share will be increased or decreased at closing to the extent Castelle’s cash is above or below the agreed upon balance, and will be decreased to the extent Castelle’s working capital (excluding cash) is less than an agreed upon target. The transaction is subject to customary closing conditions, including the approval by the shareholders of Castelle, and is expected to close in the third quarter of 2007. Prior to closing, the two companies will continue to operate independently.

“We are very excited about the opportunities ahead of us with the combination of Captaris and Castelle products, customer base and employees,” said David P. Anastasi, President and Chief Executive Officer of Captaris. “Castelle’s products broaden our suite of offerings and extend our leadership position in the fax market, particularly for small and medium-sized enterprises. Their appliance based products, combining software and hardware into a “plug and play” device, we believe are particularly well suited for our focus on the multi-function printer (MFP) market, the fax over internet protocol (FoIP) market, and for expansion into broader market opportunities.”

“Our two companies, with complementary strengths, fit very well together,” said Scott C. McDonald, President and Chief Executive Officer of Castelle. “By becoming part of a market leader in enterprise-wide fax, document and information delivery and management solutions, we expect to enjoy greater market recognition, a wider portfolio of products and improved distribution. Our combined portfolio of solutions will enable our customers and Captaris’ customers to have greater flexibility, choice and cost-effectiveness from their document automation.”

Captaris expects that the transaction will be accretive in the first 12 months following the closing and will discuss the transaction further on its upcoming first quarter 2007 earnings conference call.

About Captaris, Inc.

Captaris, Inc. is a leading provider of software products that automate business processes, manage documents electronically and provide efficient information delivery. Our product suite of Captaris RightFax, Captaris Workflow and Captaris Alchemy Document Management is distributed through a global network of leading technology partners. We have customers in financial services, healthcare, government and many other industries, and our products are installed in all of the Fortune 100 and many Global 2000 companies. Headquartered in Bellevue, Washington, Captaris was founded in 1982 and is publicly traded on the NASDAQ Global Market under the symbol CAPA. For more information please visit www.captaris.com.

About Castelle

Castelle is a market leader in “all-in-one” network fax solutions for businesses and enterprises, and offers organizations every possible network fax option: desktop faxing, production faxing, fax and email integration, workflow application integration, and tools for developing custom fax applications.  FaxPress, FaxPress Premier and FaxPress Enterprise network fax servers include the FaxPress or FaxPress Plus software suite that enables administrators and users to perform functions such as managing fax queues, creating reports, and viewing fax archives. Castelle products are designed to be easy to use and maintain, and provide an economical way for companies to share resources over the network. Castelle was founded in 1987 and is headquartered in Morgan Hill, California. Its products are available through a worldwide network of distributors, resellers, and online retailers. For more information please visit www.castelle.com.

More Information and Where to Find It

A special meeting of shareholders of Castelle is being planned in July 2007 to seek required shareholder approval of the proposed transaction. Detailed information about the proposals to be presented for shareholder approval will be contained in a proxy statement and other documents to be filed with the U.S. Securities and Exchange Commission (SEC) and mailed to shareholders prior to the meeting. Shareholders of Castelle are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. The proxy statement will be available free of charge at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting Castelle at the address and telephone number below.

Castelle, its board of directors, executive officers and employees and certain other persons may be deemed to participate in the solicitation of proxies of Castelle shareholders in connection with the proposed transaction. These individuals may have interests in the transaction, including interests resulting from their ownership of securities of Castelle. Information concerning these individuals and their interests in the transaction and their participation in the solicitation will be contained in the proxy statement filed with the SEC in connection with the transaction.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the timing of the special meeting of Castelle shareholders and statements regarding Captaris’ expectation that this transaction will be accretive in the first 12 months following the closing. Forward-looking statements include all passages containing verbs such as “estimates,” “expects,” “planned,” or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The potential risks and uncertainties include, among others, the risk that the transaction will not close or that the closing may be delayed, the failure to receive approval from Castelle’s shareholders for the acquisition, failure to successfully integrate Castelle, its products and its employees into Captaris and achieve expected synergies, failure to retain Castelle employees, the potential failure to maintain and expand the companies’ network of dealers and resellers or to establish and maintain strategic relationships, inability to develop new products or product enhancements on a timely basis, inability to protect proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could cause actual results to differ materially from the forward-looking statements is included in the documents that Captaris and Castelle file with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. The proxy statement and other filings by Castelle will identify and address other important factors that could cause actual results to differ materially from those contained in some of the forward-looking statements set forth in this press release. Captaris and Castelle are under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release.

The following are registered trademarks and trademarks of Captaris: Captaris, Alchemy, RightFax, Captaris Document Management and Captaris Workflow. FaxPress™, FaxPress

Premier™, FaxPress Enterprise™ and FaxPress Plus™ are trademarks of Castelle. All other brand names and trademarks are the property of their respective owners.

Contacts:

Captaris, Inc.	MKR Group, LLC
Erika Simms	Investor Relations
Treasury Analyst	Todd Kehrli or Jim Byers
Tel. (425) 638-4048	Tel. (323) 468-2300
InvestorRelations@Captaris.com	capa@mkr-group.com
Castelle	Castelle
Scott C. McDonald	Karin Reak
President & Chief Executive Officer	Director of Marketing
Tel. (408) 852-8000	Tel. (408) 852-8034
Fax (408) 852-8100	karin.reak@castelle.com